UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

ENHANCE SKIN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52755	84-1724410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 King Street, 56th Floor, Toronto, Ontario, Canada M5X 1C9
(Address of principal executive offices and Zip Code)

(416) 644-8318
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2013 Mr Donald Nicholson, 55, was appointed to the roles of President, Chief Executive Officer and Chief Financial Officer of the Enhance Skin Products Inc. (the “Company”).

Mr. Nicholson has more than 26 years of experience in the healthcare industry. From February 2009 to the present, Mr. Nicholson has been a member of the Company’s Board of Directors.  Mr. Nicholson is, currently, the founding shareholder, and Chief Executive Officer of Mercuriali Ltd., a development stage United Kingdom private healthcare company providing strategic and consulting advice in the skincare sector.  From February 2007 until January 2010, Mr. Nicholson was the founding shareholder and Chief Financial Officer of Stravencon Ltd., an European developer and marketer of generic pharmaceutical products manufactured in China. From February 1996 to November 2006, Mr. Nicholson was Chief Financial Officer of SkyePharma Plc, a United Kingdom specialty pharmaceutical company listed on the London Stock Exchange and NASDAQ.. From January 1989 until September 1995, Mr. Nicholson was with Corange London Limited (Boehringer Mannheim) in various capacities, including Corporate Strategy and Finance Director, Financial Reporting and Strategy Director and Assistant Group Financial Controller.  From September 1986 until December 1998, Mr. Nicholson was with the Wellcome Foundation Ltd., London.

On February 13, 2013, Dr. Samuel S. Asculai resigned his position as President and CEO of the Company and was appointed Chief Scientific Officer and Chairman of the Board of Directors of the Company.

From 2008 to the present, Dr. Asculai has been the President and Chief Executive Officer and a Director of the Company.   Prior to joining the Company, Dr. Asculai was the sole owner of Enhance Skin Products Inc., a private company, whose assets are the basis for the Company’s operations.  For 10 years, Dr. Asculai served as the Chief Executive Officer of Hyal Pharmaceutical Corporation, where he developed the technology which is the basis for the Visible Youth brand.   Dr. Asculai has held senior positions with Verigen AG, a tissue engineering company; ens Bio-Logicals; Monsanto Corporation, a multinational agricultural bio-technology company; and the Ortho Pharmaceutical Corporation division of Johnson&Johnson, a multinational pharmaceutical company.

The Company has not yet negotiated or signed service contracts with Mr. Nicholson or Dr. Asculai who will provide their services for no consideration until such time as contracts are negotiated and signed.

Item 8.01 Other Events.

Further to its announcement of January 14, 2013, the Company intends to seek to restructure its balance sheet by negotiating repayment terms with its creditors based on potential additional advances from related parties. There can be no certainty that the Company will be able to obtain advances on terms satisfactory to the Company or at all or that the Company can reach agreement with its creditors on terms satisfactory to the Company or at all. In the event the Company is unable to obtain advances and reach satisfactory agreement with its creditors, the  Company  will be forced to initiate bankruptcy or insolvency proceedings.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enhance Skin Products Inc.

Dated: February 18, 2013	By:	/s/ Donald Nicholson
Donald Nicholson
President and CEO